                                                                      Exhibit 99
                         VIRGINIA COMMERCE BANCORP, INC.

FOR IMMEDIATE RELEASE:

          VIRGINIA COMMERCE BANCORP, INC. REPORTS RECORD FOURTH QUARTER
                        EARNINGS AND STRONG 2005 RESULTS


ARLINGTON, VA, THURSDAY, JANUARY 19, 2006 --Virginia Commerce Bancorp, Inc. (Nasdaq: VCBI), parent company of Virginia Commerce Bank (the "Bank"), today reported its financial results for the fourth quarter and year ended December 31, 2005.

FOURTH QUARTER 2005 HIGHLIGHTS:

o Net income of $5.6 million representing a 43.3% increase over fourth quarter 2004

o        Diluted earnings per share up 42.3% to $0.37

o Loans increased $82.9 million during the quarter, a 27.9% annualized rate

o        Net interest margin increased 13 basis points over the prior quarter to
         4.34%

o        $25 million in Trust Preferred Securities issued

o        Assets surpassed $1.5 billion

YEAR 2005 HIGHLIGHTS:

o        Net income of $19.7 million representing a 38.2% increase over 2004

o        Diluted earnings per share up 32.3% to $1.31

o        Assets, loans and deposits up 33.3%, 37.2%, and 28.1%

o        Efficiency ratio improved to 46.5%

o        ROA and ROE increased to 1.45% and 19.44%

o        Three new branches opened

Peter A. Converse, Chief Executive Officer, commented, "Obviously, we're delighted to finish another year of record earnings and strong balance sheet growth with an equally solid fourth quarter. Considering that we surpassed $1.5 billion in assets by the end of 2005 just after going over $1 billion for the first time in 2004, is very satisfying and a real credit to our team of dedicated employees. We're particularly pleased to have improved our returns, net interest margin and efficiency ratio year-over-year, while accelerating our branching, adding talent and infrastructure, and growing deposits in an increasingly competitive market."

Converse continued "For 2006, we anticipate we will be able to maintain strong growth and performance by sticking to our core strengths and further refining products and processes. Recent initiatives in cross-selling, instant debit card issue and remote capture of commercial deposits should bear meaningful fruit in 2006. And our growth certainly should be enhanced with the expected opening of five more branches during the year, focusing on Loudoun, Prince William and Fairfax Counties. The first of those branches is opening this week in Newington (Fairfax County near Springfield), taking us to a current total of nineteen. I'd say we're already `off and running' for 2006."

SUMMARY REVIEW OF FINANCIAL PERFORMANCE

NET INCOME
Fourth quarter earnings of $5.6 million increased $1.7 million, or 43.3%, over 2004 fourth quarter earnings of $3.9 million. On a diluted per share basis, fourth quarter earnings were $0.37 compared to $0.26 for the fourth quarter of 2004, an increase of 42.3%. For the year ended December 31, 2005, earnings of $19.7 million represent a 38.2% increase over the $14.2 million earned for the same period in 2004, with diluted earnings per share of $1.31 increasing 32.3%. The increases in net income for both the quarter and year-end, were due to a 31.4% and 36.0% increase in net interest income, a 41.0% and 15.9% increase in non-interest income and continued strong expense control.

NET INTEREST INCOME
Net interest income for the fourth quarter of $15.8 million was up 31.4%, compared with $12.1 million for the same quarter last year, due to strong loan growth and a four basis point increase in the net interest margin from 4.30% in the fourth quarter of 2004, to 4.34% for the current three-month period. For the year, net interest income of $56.7 million is up 36.0%, compared to $41.7 million in 2004, again due to strong loan growth and an increase in the net interest margin from 4.23% in 2004, to 4.30%. Management expects some margin compression in 2006 assuming no further increases in the prime rate after the first quarter, a generally flat yield curve, and further competitive pressure on interest-bearing deposit rates. Nonetheless, the margin should remain comfortably above 4.00%.

NON-INTEREST INCOME
Non-interest income for the fourth quarter of $2.0 million increased $586 thousand, or 41.0%, from $1.4 million for the same period in 2004, and increased by $917 thousand, or 26.2%, from $5.8 million in 2004, to $6.7 million in 2005. Fees from lockbox operations and overdrafts contributed to significant increases in service charge revenue for both periods, while fees and net gains on mortgage loans held-for-sale remained steady. It is expected that non-interest income will be lower in the first quarter of 2006 with reduced levels of fees from lockbox operations and somewhat lower fees and net gains from mortgage lending activities due to seasonal fluctuation. However, overall in 2006, non-interest income should improve marginally over 2005 levels.

NON-INTEREST EXPENSE
Non-interest expense increased $1.7 million, or 26.0%, from $6.6 million in the fourth quarter of 2004, to $8.3 million in the current period, and increased $6.7 million, or 29.2%, from $22.8 million in 2004, to $29.5 million for the year ended December 31, 2005. Increases since 2004 were due to the opening of five new branch locations, the hiring of additional loan officers, higher levels of incentive compensation associated with loan growth and other staffing and facilities expansion. However, earnings growth as well as containment of the expenses associated with accelerated branching and facilities expansion, resulted in the efficiency ratio improving from 48.8% in 2004, to 46.5% in 2005. On a linked quarter basis, non-interest expense for the fourth quarter increased $890 thousand, or 12.0%, due mostly to higher incentive compensation and a one-time charge of $161 thousand associated with the acceleration of all unvested stock option grants to Company officers and directors.

LOANS
Since December 31, 2004, loans, net of allowance for loan losses, have increased $344.5 million, or 37.2 %, from $925.8 million to $1.3 billion. Growth occurred in all categories, with real estate construction loans and non-farm, non-residential real estate loans reflecting the largest dollar increases, while commercial loans increased 37.8% year-over-year. For the three months ended December 31, 2005, loans were up $82.9 million, or 7.0%, again with most of the growth concentrated in the Company's niche lending area of real estate construction and non-farm, non-residential real estate. The Company expects loan growth will continue to be strong in 2006.

DEPOSITS
Over the past twelve months, deposits have increased $272.5 million, or 28.1%, from $971.0 million to $1.2 billion, with demand deposits increasing $40.4 million, savings and interest-bearing demand deposits increasing $17.2 million, and time deposits growing by $214.9 million. For the three months ended December 31, 2005, deposits were up $11.9 million with a slight decline in demand deposits, a $12.0 million increase in savings and interest-bearing demand deposits, and a $5.5 million increase in time deposits. The growth in both demand and time deposits in 2005 was highly concentrated in the first half of the year with many new title company demand accounts opened and several certificate of deposit promotions implemented to help fund strong loan demand. In the second half of the year, demand balances declined as title company accounts experienced lower levels of activity while time deposit growth slowed, as fewer promotions were run and several large CDs closed due to reasons unrelated to interest rates or service issues.

REPURCHASE AGREEMENTS AND FEDERAL FUNDS PURCHASED
With loan growth outpacing deposit growth for both the year and the fourth quarter, the resulting funding gap was bridged with increases in repurchase agreements and Fed funds of $58.6 million and $25.4 million, respectively, or 110.1% and 29.4%.

TRUST PREFERRED SECURITIES
On December 20, 2005, the Company completed the private placement of an aggregate of $25 million of trust preferred securities through VCBI Capital Trust III, a newly formed trust subsidiary organized under Delaware law. The securities mature on February 23, 2036, and are redeemable at par, at the Company's option, at any time on or after February 23, 2011, subject to regulatory approval. The securities are redeemable prior to February 23, 2011, at a premium ranging up to 104% of the principal amount thereof, upon the occurrence of certain regulatory or legal events. The securities bear interest on a quarterly basis, at a 6.19% fixed rate until February 23, 2011, at which time the interest rate becomes a variable rate, adjusted quarterly, equal to 142 basis points over three-month LIBOR. The proceeds from this issuance were used to supplement the Company's capital for continued growth and other general corporate purposes.

ASSET QUALITY
Non-performing assets and past due loans increased from $1.2 million at December 31, 2004, to $2.0 million as of December 31, 2005, and decreased by $901 thousand from $2.9 million at September 30, 2005. This total of $2.0 million in non-performing assets includes one loan for $1.8 million which is well-secured by real estate. The provision for loan losses was $960 thousand for the fourth quarter of 2005 compared to $984 thousand in 2004, and as compared to $950 thousand in the third quarter of 2005. For the year, provisions were $3.8 million versus $3.0 million in 2004. These provisions are consistent with the level of loan growth, changes in the level of non-performing assets, and $352 thousand in net charge-offs in 2005, of which $334 thousand occurred in the fourth quarter.

STOCKHOLDERS' EQUITY
Stockholders' equity increased $20.5 million, or 22.4 %, from $91.3 million at December 31, 2004, to $111.8 million at December 31, 2005, due to earnings growth and $1.7 million in net proceeds and tax benefits from the exercise of options and warrants by company directors, officers and employees. On May 9, 2005, a five-for-four split in the form of a 25% stock dividend was paid, increasing the number of shares outstanding by 2,797,374. As a result of the stock dividend and exercise of options and warrants, total shares outstanding as of year-end were 14,049,602.

On December 29, 2005, the Company approved the acceleration of the vesting of all unvested stock options awarded through December 15, 2005, including options held by executive officers and directors. As a result of this action, options to purchase 372,520 shares of common stock became exercisable effective December 30, 2005. This acceleration will allow the Company to eliminate the recognition of a total of approximately $2.3 million in after-tax compensation expense from January 2006 through December 2009, upon the adoption of FASB Statement No. 123R in January 2006. Further, the Company recorded a one-time after-tax charge in the fourth quarter of 2005 of $161 thousand due to this event. The Company believes reducing the impact of FASB 123R on earnings over the remaining vesting period of the stock options is in the best interests of the Company's stockholders. All other terms of each stock option award remain unchanged. The Company will continue to grant options in 2006 and as a result anticipates recognizing approximately $350 thousand in after-tax compensation expense.

CONFERENCE CALL
Virginia Commerce Bancorp will host a teleconference call for the financial community on January 19, 2006, at 11:00 a.m. Eastern Daylight Time to discuss the fourth quarter and year-end 2005 financial results. The public is invited to listen to this conference call by dialing 866-847-7863 at least 10 minutes prior to the call.

A replay of the conference call will be available from 2:00 p.m. Eastern Daylight Time on January 19, 2006, until 11:59 p.m. Eastern Daylight Time on January 26, 2005. The public is invited to listen to this conference call replay by dialing 888-266-2081 and entering access code 836278.

ABOUT VIRGINIA COMMERCE BANCORP, INC.
Virginia Commerce Bancorp, Inc. is the parent bank holding company for Virginia Commerce Bank (the "Bank"), a Virginia state chartered bank that commenced operations in May 1988. The Bank pursues a traditional community banking strategy, offering a full range of business and consumer banking services through nineteen branch offices, two residential mortgage offices and one investment services office, principally to individuals and small to medium-size businesses in Northern Virginia and the Metropolitan Washington, D.C. area.

NON-GAAP PRESENTATIONS
This press release refers to the efficiency ratio, which is computed by dividing non-interest expense by the sum of net interest income on a tax equivalent basis and non-interest income. This is a non-GAAP financial measure that we believe provides investors with important information regarding our operational efficiency. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate the efficiency ratio differently. The Company, in referring to its net income, is referring to income under accounting principals generally accepted in the United States, or "GAAP".

FORWARD LOOKING STATEMENTS
This press release may contain forward-looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as "may," "will," "anticipates," "believes," "expects," "plans," "estimates," "potential," "continue," "should," and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company's market, interest rates and interest rate policy, competitive factors, and other conditions which by their nature, are not susceptible to accurate forecast, and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company's past results are not necessarily indicative of future performance.

For further information contact:

William K. Beauchesne
Executive Vice President and Chief Financial Officer
(703) 633-6120
wbeauchesne@vcbonline.com

                         Virginia Commerce Bancorp, Inc.
                              Financial Highlights
                  (Dollars in thousands, except per share data)
                                   (Unaudited)

                                                    Three Months Ended December 31,           Year Ended December 31,
                                                        2005         2004     % CHANGE         2005        2004  % CHANGE
                                                 ------------ ------------ ------------ ------------ ----------- -----------
SUMMARY OPERATING RESULTS:
   Interest and dividend income                     $ 25,091     $ 16,740        49.9%     $ 86,478    $ 57,998       49.1%
   Interest expense                                    9,249        4,682        97.5%       29,811      16,331       82.5%
     Net interest and dividend income                 15,842       12,058        31.4%       56,667      41,667       36.0%
   Provision for loan losses                             960          984       (2.4)%        3,772       2,989       26.2%
   Non-interest income                                 2,016        1,430        41.0%        6,676       5,759       15.9%
   Non-interest expense                                8,286        6,574        26.0%       29,466      22,807       29.2%
     Income before income taxes                        8,612        5,930        45.2%       30,105      21,630       39.2%
   Net income                                         $5,579       $3,894        43.3%     $ 19,667    $ 14,229       38.2%

PERFORMANCE RATIOS:
   Return on average assets                            1.49%        1.37%                     1.45%       1.39%
   Return on average equity                           20.35%       17.26%                    19.44%      19.28%
   Net interest margin                                 4.34%        4.30%                     4.30%       4.23%
   Efficiency ratio (1)                               46.39%       48.67%                    46.52%      48.01%

PER SHARE DATA: (2)
   Net income-basic                                   $ 0.40       $ 0.28        42.9%       $ 1.40      $ 1.08       29.6%
   Net income-diluted                                 $ 0.37       $ 0.26        42.3%       $ 1.31      $ 0.99       32.3%
   Average number of shares outstanding:
     Basic                                        14,036,405   13,804,194                14,010,688  13,212,621
     Diluted                                      15,038,804   14,956,809                14,989,143  14,330,169


                                                                       As of December 31,
                                                              --------------------------------------
                                                                     2005         2004     % Change
                                                              ------------ ------------ ------------

SELECTED BALANCE SHEET DATA:
   Loans, net                                                  $1,270,255     $925,782        37.2%
   Investment securities                                          173,053      163,232         6.0%
   Assets                                                       1,518,425    1,139,353        33.3%
   Deposits                                                     1,243,506      970,968        28.1%
   Stockholders' equity                                           111,818       91,324        22.4%
   Book value per share (2)                                        $ 7.96       $ 6.62        20.2%

CAPITAL RATIOS (% of risk weighted assets):
   Tier 1 capital:
     Company                                                       10.97%       10.89%
     Bank                                                           8.12%        9.01%
   Total qualifying capital:
     Company                                                       12.42%       11.92%
     Bank                                                          12.27%       11.82%

ASSET QUALITY
  Non-performing assets:
    Impaired loans                                                $ 1,980      $ 1,192
    Non-accrual loans                                                  14           18
    Loans 90+ days past due and still accruing                          7           --
     Troubled debt restructurings                                      --           --
                                                              ------------ ------------
     Total non-performing assets, past due                        $ 2,001      $ 1,210
      loans and troubled debt restructurings
               to total loans:                                      0.15%        0.13%
               to total assets:                                     0.13%        0.11%
   Allowance for loan losses to total loans                         1.07%        1.11%
   Net charge-offs (recoveries)                                     $ 352         $ 44
   Net charge-offs to average loans outstanding                     0.03%        0.01%


                                                                       As of December 31,
                                                              --------------------------------------
                                                                     2005         2004     % Change
                                                              ------------ ------------ ------------

LOAN PORTFOLIO:
   Commercial                                                   $ 122,243     $ 88,725        37.8%
   Real estate-one-to-four family residential                     160,355      125,089        28.2%
   Real estate-multi-family residential                            58,567       43,798        33.7%
   Real estate-nonfarm, nonresidential                            559,866      436,533        28.3%
   Real estate-construction                                       380,997      240,469        58.4%
   Consumer                                                         7,386        5,879        25.6%
                                                              -----------  -----------
     Total loans                                              $ 1,289,414    $ 940,493        37.1%
   Less unearned income                                             5,338        4,309        23.9%
   Less allowance for loan losses                                  13,821       10,402        32.9%
                                                              -----------  -----------
     Loans, net                                               $ 1,270,255    $ 925,782        37.2%

INVESTMENT SECURITIES (AT BOOK VALUE):
   Available-for-sale:
     U.S. Government Agency obligations                         $ 116,624    $ 100,093        16.5%
     U.S. Treasuries                                                   --        9,930          n/a
     Domestic corporate debt obligations                            6,043        6,020         0.4%
     Obligations of states and political                            1,352        1,338         1.0%
        subdivisions
     Restricted stock:
       Federal Reserve Bank                                         1,442        1,442           --
       Federal Home Loan Bank                                       2,277        1,761        29.3%
       Community Bankers' Bank                                         55           55           --
                                                              -----------  -----------
                                                                $ 127,793    $ 120,639         5.9%
   Held-to-maturity:
     U.S. Government Agency obligations                         $  35,798     $ 33,667         6.3%
     Obligations of states and political                            8,963        8,433         6.3%
        subdivisions
     Domestic corporate debt obligations                              499          493         1.2%
                                                              -----------  -----------
                                                                $  45,260     $ 42,593         6.3%


(1) Computed by dividing non-interest expense by the sum of net interest income on a tax-equivalent basis using a 35% rate and non-interest income.

(2) Adjusted to give effect to a five-for-four stock split in the form of a 25% stock dividend in May 2005.

                         Virginia Commerce Bancorp, Inc.
                           Consolidated Balance Sheets
                  (Dollars in thousands, except per share data)
                               As of December 31,
                                   (Unaudited)

                                                                                2005                 2004
ASSETS
Cash and due from banks                                                    $  32,607            $  16,783
Interest-bearing deposits with other banks                                     1,035                1,009
Securities (fair value: 2005, $172,102; 2004, $163,477)                      173,053              163,232
Federal funds sold                                                                --                   --
Loans held-for-sale                                                           12,548                9,662
Loans, net of allowance for loan losses of $13,821 in 2005 and
  $10,402 in 2004                                                          1,270,255              925,782
Bank premises and equipment, net                                               7,534                6,692
Accrued interest receivable                                                    6,550                4,105
Other assets                                                                  14,843               12,088
                                                                    -----------------     ----------------
   Total assets                                                          $ 1,518,425          $ 1,139,353
                                                                    =================     ================
LIABILITIES AND STOCKHOLDERS' EQUITY
DEPOSITS
   Demand deposits                                                         $ 188,554            $ 148,063
   Savings and interest-bearing demand deposits                              349,566              332,385
   Time deposits                                                             705,386              490,520
                                                                    -----------------     ----------------
   Total deposits                                                         $1,243,506            $ 970,968
Securities sold under agreement to repurchase and federal funds
  purchased                                                                  111,794               53,207
Trust preferred capital notes                                                 44,344               18,570
Accrued interest payable                                                       3,003                1,555
Other liabilities                                                              3,960                3,729
Commitments and contingent liabilities                                            --                   --
                                                                    -----------------     ----------------
   Total liabilities                                                     $ 1,406,607          $ 1,048,029
                                                                    =================     ================
STOCKHOLDERS' EQUITY
Preferred stock, $1.00 par, 1,000,000 shares authorized and
  un-issued                                                                  $    --              $    --
Common stock, $1.00 par, 20,000,000 shares authorized, issued and
  outstanding 2005, 14,049,602; 2004, 11,046,422                              14,050               11,046
Surplus                                                                       36,066               37,219
Retained earnings                                                             63,239               43,578
Accumulated other comprehensive loss, net                                    (1,537)                (519)
                                                                    -----------------     ----------------
   Total stockholders' equity                                              $ 111,818            $  91,324
   Total liabilities and stockholders' equity                             $1,518,425          $ 1,139,353
                                                                    =================     ================

                         Virginia Commerce Bancorp, Inc.
                        Consolidated Statements of Income
                  (Dollars in thousands, except per share data)
                                   (Unaudited)

                                                            Three Months Ended                   Year Ended
                                                               December 31,                     December 31,
                                                      -------------------------------- --------------------------------
                                                            2005            2004            2005            2004
                                                      ----------------- -------------- --------------- ----------------
INTEREST AND DIVIDEND INCOME:
    Interest and fees on loans                                $ 23,161       $ 15,164        $ 79,614         $ 51,814
    Interest and dividends on investment securities:
       Taxable                                                   1,558          1,405           5,726            5,479
       Tax -exempt                                                  60             59             238              250
       Dividends                                                    51             39             203              124
    Interest on deposits with other banks                           10              6              30               10
    Interest on federal funds sold                                 251             67             667              321
                                                      ----------------  -------------  --------------  ---------------
    Total interest and dividend income                        $ 25,091       $ 16,740        $ 86,478         $ 57,998

INTEREST EXPENSE:
    Deposits                                                   $ 8,075        $ 4,258        $ 26,432         $ 15,100
    Securities sold under agreement to repurchase
       and federal funds purchased                                 749            173           1,710              325
    Other borrowed funds                                            49             11             423               15
    Trust preferred capital notes                                  376            240           1,246              891
                                                      ----------------  -------------  --------------  ---------------
    Total interest expense                                     $ 9,249        $ 4,682        $ 29,811         $ 16,331

NET INTEREST INCOME:                                          $ 15,842       $ 12,058        $ 56,667         $ 41,667
    Provision for loan losses                                      960            984           3,772            2,989
                                                      ----------------  -------------  --------------  ---------------
    Net interest income after provision for loan
     losses                                                   $ 14,882       $ 11,074        $ 52,895         $ 38,678

NON-INTEREST INCOME:
    Service charges and other fees                             $ 1,013         $  435         $ 2,553          $ 1,749
    Non-deposit investment services commissions                    124            104             456              427
    Fees and net gains on loans held-for-sale                      794            810           3,306            3,229
    Other                                                           85             81             361              354
                                                      ----------------  -------------  --------------  ---------------
    Total non-interest income                                   $2,016         $1,430         $ 6,676          $ 5,759

NON-INTEREST EXPENSE:
    Salaries and employee benefits                              $4,898         $3,973        $ 17,321         $ 13,478
    Occupancy expense                                            1,268            876           4,479            3,240
    Data processing expense                                        432            340           1,553            1,314
    Other operating expense                                      1,688          1,385           6,113            4,775
                                                      ----------------  -------------  --------------  ---------------
    Total non-interest expense                                  $8,286         $6,574        $ 29,466         $ 22,807

    Income before taxes on income                               $8,612         $5,930        $ 30,105         $ 21,630
    Provision for income taxes                                   3,033          2,036          10,438            7,401
                                                      ----------------  -------------  --------------  ---------------
NET INCOME                                                      $5,579         $3,894        $ 19,667         $ 14,229

    Earnings per common share, basic (1)                        $ 0.40         $ 0.28          $ 1.40           $ 1.08
    Earnings per common share, diluted (1)                      $ 0.37         $ 0.26          $ 1.31           $ 0.99



(1) Adjusted to give effect to a five-for-four stock split in the form of a 25% stock dividend in May 2005.

                         Virginia Commerce Bancorp, Inc.
                Consolidated Average Balances, Yields, and Rates
                         Three Months Ended December 31,
                                   (Unaudited)

                                           ---------------------------------------    ----------------------------------------
                                                            2005                                        2004
                                           ---------------------------------------    ----------------------------------------
                                                          Interest      Average                       Interest       Average
                                              Average     Income-       Yields          Average       Income-        Yields
(Dollars in thousands)                        Balance     Expense       /Rates          Balance       Expense        /Rates
                                           -------------- ---------- -------------    ------------- -------------- -----------
ASSETS
Securities (1)                                 $ 174,631    $ 1,669         3.86%        $ 168,048        $ 1,503       3.62%
Loans, net of unearned income (2)              1,249,704     23,161         7.25%          908,752         15,164       6.53%
Interest-bearing deposits in other banks           1,030         10         3.99%            1,006              6       2.31%
Federal funds sold                                25,925        251         3.79%           17,458             67       1.52%
                                           -------------- ---------- -------------    ------------- -------------- -----------
TOTAL INTEREST-EARNING ASSETS                $ 1,451,290   $ 25,091         6.86%      $ 1,095,264       $ 16,740       6.00%
Other assets                                      38,289                                    29,400
                                           --------------                             -------------
TOTAL ASSETS                                 $ 1,489,579                               $ 1,124,664
                                           ==============                             =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits:
  NOW accounts                                 $ 205,615      $ 872         1.68%        $ 206,597          $ 682       1.31%
  Money market accounts                          121,961        635         2.06%          122,652            439       1.42%
  Savings accounts                                20,591         28         0.54%           21,118             29       0.55%
  Time deposits                                  720,308      6,540         3.60%          458,348          3,108       2.69%
                                           -------------- ---------- -------------    ------------- -------------- -----------
Total interest-bearing deposits              $ 1,068,475     $8,075         3.00%        $ 808,715         $4,258       2.09%
Securities sold under agreement to
  repurchase and federal funds purchased          89,250        749         3.33%           47,351            173       1.45%
Other borrowed funds                               4,565         49         4.24%            1,718             11       2.51%
Trust preferred capital notes                     21,261        376         6.91%           18,000            240       5.22%
                                           -------------- ---------- -------------    ------------- -------------- -----------
TOTAL INTEREST-BEARING LIABILITIES           $ 1,183,551     $9,249         3.10%        $ 875,784         $4,682       2.12%
Demand deposits and other liabilities            197,252                                   159,366
                                           --------------                             -------------
TOTAL LIABILITIES                            $ 1,380,803                               $ 1,035,150
Stockholders' equity                             108,776                                    89,514
                                           --------------                             -------------
TOTAL LIABILITIES AND STOCKHOLDERS'          $ 1,489,579                               $ 1,124,664
EQUITY                                     ==============                             =============
Interest rate spread                                                        3.76%                                       3.88%
Net interest income and margin                             $ 15,842         4.34%                        $ 12,058       4.30%



(1) Yields on securities available-for-sale have been calculated on the basis of historical cost and do not give effect to changes in the fair value of those securities, which are reflected as a component of stockholders' equity. Average yields on securities are stated on a tax equivalent basis, using a 35% rate.

(2) Loans placed on non-accrual status are included in the average balances. Net loan fees and late charges included in interest income on loans totaled $1.1 million and $982 thousand for the three months ended December 31, 2005, and 2004, respectively.

                         Virginia Commerce Bancorp, Inc.
                Consolidated Average Balances, Yields, and Rates
                             Year Ended December 31,
                                   (Unaudited)

                                           ---------------------------------------    ----------------------------------------
                                                            2005                                        2004
                                           ---------------------------------------    ----------------------------------------
                                                          Interest     Average                        Interest        Average
                                              Average     Income-       Yields          Average       Income-         Yields
(Dollars in thousands)                        Balance     Expense       /Rates          Balance       Expense         /Rates
                                           -------------- ---------- -------------    ------------- -------------- -----------
ASSETS
Securities (1)                                 $ 168,733     $6,167         3.70%        $ 159,833         $5,853       3.71%
Loans, net of unearned income (2)              1,128,801     79,614         7.05%          798,195         51,814       6.49%
Interest-bearing deposits in other banks           1,020         30         2.95%              447             10       2.23%
Federal funds sold                                19,599        667         3.40%           27,748            321       1.16%
                                           -------------- ---------- -------------    ------------- -------------- -----------
TOTAL INTEREST-EARNING ASSETS                 $1,318,153   $ 86,478         6.57%        $ 986,223       $ 57,998       5.89%
Other assets                                      35,800                                    36,455
                                           --------------                             -------------
TOTAL ASSETS                                  $1,353,953                               $ 1,022,678
                                           ==============                             =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits:
  NOW accounts                                 $ 207,053     $3,422         1.65%        $ 209,617         $2,789       1.33%
  Money market accounts                          110,623      1,988         1.80%          119,963          1,667       1.39%
  Savings accounts                                20,497        112         0.55%           20,255            111       0.55%
  Time deposits                                  633,572     20,910         3.30%          395,718         10,533       2.66%
                                           -------------- ---------- -------------    ------------- -------------- -----------
Total interest-bearing deposits                $ 971,745   $ 26,432         2.72%        $ 745,553       $ 15,100       2.03%
Securities sold under agreement to
  repurchase and federal funds purchased          63,342      1,710         2.70%           39,962            325       0.81%
Other borrowed funds                              13,759        423         3.07%              733             15       2.00%
Trust preferred capital notes                     18,822      1,246         6.62%           18,000            891       4.95%
                                           -------------- ---------- -------------    ------------- -------------- -----------
TOTAL INTEREST-BEARING LIABILITIES            $1,067,668   $ 29,811         2.79%        $ 804,248       $ 16,331       2.03%
Demand deposits and other liabilities            185,134                                   144,617
                                           --------------                             -------------
TOTAL LIABILITIES                             $1,252,802                                 $ 948,865
Stockholders' equity                             101,151                                    73,813
                                           --------------                             -------------
TOTAL LIABILITIES AND STOCKHOLDERS'          $ 1,353,953                               $ 1,022,678
EQUITY                                     ==============                             =============
Interest rate spread                                                        3.78%                                       3.86%
Net interest income and margin                             $ 56,667         4.30%                        $ 41,667       4.23%



(1) Yields on securities available-for-sale have been calculated on the basis of historical cost and do not give effect to changes in the fair value of those securities, which are reflected as a component of stockholders' equity. Average yields on securities are stated on a tax equivalent basis, using a 35% rate.

(2) Loans placed on non-accrual status are included in the average balances. Net loan fees and late charges included in interest income on loans totaled $4.0 million and $2.8 million for the year ended December 31, 2005, and 2004, respectively.